EXHIBIT 10B

                     SECOND ADDENDUM TO CONSULTING AGREEMENT
                             WITH J. L. LAWVER CORP.

                               J. L. LAWVER CORP.
                                   PO Box 113
                         Palos Verdes Estates, CA 90274
                                 (310) 541-6600

December 11, 1996

Nona Morelli's II, Inc.
2 Park Plaza, Suite 470
Irvine, California  92614

         RE:      Second Addendum to Consulting Agreement

Gentlemen:

This letter will serve as an Addendum to my Consulting Agreement dated January 1, 1994 with Nona Morelli's II, Inc. (the "Company").

The Company agrees to include in a Form S-8 Registration Statement at its expense 250,000 shares in order to pay for services performed and to be performed on behalf of the Company and its wholly owned subsidiary, Fantastic Foods International, Inc.

If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.


                                        Sincerely,
                                        J.L. Lawver Corp.

                                        By:  /s/  J. L. Lawver
                                        ---------------------------------------
                                                  J.L. Lawver, President

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APPROVAL AND ACCEPTANCE

READ AND ACCEPTED THIS 11th day of December, 1996, with an effective date retroactive to the date services were first performed for the Company.

NONA MORELLI'S II, INC.

By:  /s/  Fred G. Luke
     -----------------------------
Name:     Fred G. Luke
Title:    Chief Executive Officer